EX 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
JNL Series Trust

We consent to the use of our report dated February 24, 2017 with respect to the financial statements of JNL/Red Rocks Listed Private Equity Fund and JNL/Harris Oakmark Global Equity Fund, each a series of JNL Series Trust as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
July 21, 2017